CEL-SCI CORPORATION

8229 Boone Blvd., Suite 802

Vienna, Virginia 22l82

(703) 506-9460

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 14, 2026

To the Shareholders of CEL-SCI Corporation:

Notice is hereby given that the annual meeting of the shareholders of CEL-SCI Corporation (“CEL-SCI”) will be held at the offices of CEL-SCI at 8229 Boone Blvd., Vienna, Virginia 22182 on August 14, 2026 at 10:00 a.m. local time, for the following purposes:

(1)	to elect the directors who shall constitute CEL-SCI’s Board of Directors for the ensuing year;

(2)	to approve the adoption of CEL-SCI’s 2026 Non-Qualified Stock Option Plan;

(3)	to approve CEL-SCI’s 2026 Stock Bonus Plan;

(4)	to approve, on a non-binding advisory basis, the compensation of CEL-SCI’s executive officers;

(5)	to approve, on a non-binding advisory basis, the frequency of the advisory vote regarding the compensation of CEL-SCI’s executive officers; and

(6)	to ratify the appointment of BDO USA, P.C. as CEL-SCI’s independent registered public accounting firm for the fiscal year ending September 30, 2026; and

to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

June 18, 2026 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Shareholders are entitled to one vote for each share held. As of June 18, 2026, there were 17,477,144 outstanding shares of CEL-SCI’s common stock.

CEL-SCI CORPORATION

June 18, 2026	Geert R. Kersten, Chief Executive Officer

The Board of Directors solicits the enclosed proxy. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please vote promptly.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on August 14, 2026. This Proxy Statement is available at: https://cel-sci.com/sec-filings/.

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor:
ADVANTAGE PROXY
(877) 870-8565 (toll free) or (206) 870-8565 (collect) Or by email at: ksmith@advantageproxy.com

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ATTACHED PROXY CARD,

AND SIGN, DATE AND RETURN THE PROXY CARD, OR VOTE VIA THE INTERNET

OR BY TELEPHONE

TO SAVE THE COST OF FURTHER SOLICITATION, PLEASE VOTE PROMPTLY

2

CEL-SCI CORPORATION

8229 Boone Blvd., Suite 802

Vienna, Virginia 22l82

(703) 506-9460

___________________________________________

PROXY STATEMENT

___________________________________________

The accompanying proxy is solicited by CEL-SCI’s directors for voting at the annual meeting of shareholders to be held on August 14, 2026, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to CEL-SCI at the address shown above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was posted on CEL-SCI’s website on or about July 2, 2026.

There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy is required to elect directors. Cumulative voting in the election of directors is not permitted. The other proposals to come before the meeting will be adopted if votes cast in favor of the proposal exceed the votes cast against the proposal.

Shares of CEL-SCI’s common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the annual meeting. “Broker non-votes” represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that CEL-SCI expects to file within four business days after the Annual Meeting.

PRINCIPAL SHAREHOLDERS

The following table lists, as of June 18, 2026, information with respect to the persons owning beneficially 5% or more of CEL-SCI’s outstanding common stock and the number and percentage of outstanding shares owned by each director and officer of CEL-SCI and by the officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his or her shares of common stock.

Name and Address	Number of Shares (1)		Percent of Class (2)
Geert R. Kersten 8229 Boone Blvd., Suite 802 Vienna, VA 22182	642,018	(3)	3.6%

Patricia B. Prichep 8229 Boone Blvd., Suite 802 Vienna, VA 22182	60,172		*

Eyal Talor, Ph.D. 8229 Boone Blvd., Suite 802 Vienna, VA 22182	57,147		*

John Cipriano 8229 Boone Blvd., Suite 802 Vienna, VA 22182	25,113		*

Bruno Baillavoine 8229 Boone Blvd., Suite 802 Vienna, VA 22182	17,376		*

Robert Watson 8229 Boone Blvd., Suite 802 Vienna, VA 22182	20,160		*

All Officers and Directors as a Group (6 persons)	821,986		4.63%

* Less than 1%.

3

(1)	Includes shares issuable prior to October 18, 2026 upon the exercise of options or warrants held by the following persons:

Name	Options or Warrants Exercisable Prior to October 18, 2026
Geert R. Kersten, Esq.	119,521	(3)
Patricia B. Prichep	46,808
Eyal Talor, Ph.D.	50,136
John Cipriano	23,009
Bruno Baillavoine	17,177
Robert Watson	16,427

(2)	Amount includes shares referred to in (1) above.

(3)	Amount includes 311,547 shares of common stock and 13,032 warrants held in the de Clara Trust, of which Mr. Kersten is a trustee and beneficiary.

4

OFFICERS AND DIRECTORS

Information concerning CEL-SCI’s officers and directors follows:

Name	Age	Position	Committees
Geert R. Kersten, Esq.	67	Director, Chief Executive Officer and Treasurer
Patricia B. Prichep	75	Chief Financial and Operations Officer and Corporate Secretary
Eyal Talor, Ph.D.	69	Chief Scientific Officer
John Cipriano	84	Senior Vice President of Regulatory Affairs
Bruno Baillavoine(1)	73	Director, Independent	Audit, Compensation, and Nominating & Governance
Robert Watson(2)	69	Director, Independent	Audit, Compensation, and Nominating & Governance

(1)	Bruno Baillavoine is the chairman of the Compensation Committee
(2)	Robert Watson is the chairman of the Audit and Nominating & Governance Committee.

The directors of CEL-SCI serve in such capacity until the next annual meeting of CEL-SCI's shareholders or until their successors have been duly elected and qualified. The officers of CEL-SCI serve at the discretion of CEL-SCI's directors. CEL-SCI’s officers devote substantially all of their time to CEL-SCI’s business.

The principal occupations of CEL-SCI's officers and directors, during the past several years, are as follows:

Geert Kersten has served in his current leadership role at CEL-SCI since 1995. Mr. Kersten has been with CEL-SCI since 1987. He has been involved in the pioneering field of cancer immunotherapy for over three decades and has successfully steered CEL-SCI through many challenging cycles in the biotechnology industry. Mr. Kersten also provides CEL-SCI with significant expertise in the fields of finance and law and has a unique vision of how CEL-SCI's Multikine product could potentially change the way cancer is treated. Prior to joining CEL-SCI, Mr. Kersten worked at the law firm of Finley & Kumble and worked at Source Capital, an investment banking firm located in McLean, VA. He is a native of Germany, graduated from high school in England, and completed his studies in the US. Mr. Kersten received his Undergraduate Degree in Accounting and an M.B.A. from George Washington University, and a law degree (J.D.) from American University in Washington, DC.

Patricia B. Prichep has over 35 years of experience in business operations and administration. She assumed the duties of CEL-SCI's Chief Financial and Operations Officer, effective November 2024. She joined CEL-SCI in 1992 and was CEL-SCI's Senior Vice President of Operations from March 1994 to October 2024. Between December 1992 and March 1994, Ms. Prichep was CEL-SCI's Director of Operations. Ms. Prichep became CEL-SCI's Corporate Secretary in May 2000. She is responsible for all day-to-day operations of CEL-SCI, including human resources and is the liaison with CEL-SCI’s independent registered public accounting firm for financial reporting. From June 1990 to December 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD’s Management, Systems and Support Department and was responsible for the internal auditing and work flow analysis of operations. Between 1982 and 1990, Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd. She handled all operations and compliance for Source Capital and was licensed as a securities broker. Ms. Prichep received her B.A. from the University of Bridgeport in Connecticut.

5

Eyal Talor, Ph.D. joined CEL-SCI in October 1993. In October 2009, Dr. Talor was promoted to Chief Scientific Officer. Prior to this promotion, Dr. Talor was the Senior Vice President of Research and Manufacturing. He is a clinical immunologist with over 30 years of hands-on management of clinical research and drug development for immunotherapy application; pre-clinical to Phase III clinical trials, in the biopharmaceutical industry. His expertise includes biopharmaceutical R&D and Biologics product development, GMP (Good Manufacturing Practices) manufacture, Quality Control testing, and the design and building of GMP manufacturing and testing facilities. He served as Director of Clinical Laboratories (certified by the State of Maryland) and has experience in the design of pre-clinical and clinical trials (Phase I – III) and GCP (Good Clinical Practices) requirements. He also has broad experience in the different aspects of biological assay development, analytical methods validation, raw materials, product intermediates and finished product specifications, and QC (Quality Control) tests development under FDA/GMP, USP, and ICH guidelines. He has extensive experience in the preparation of documentation for IND and other regulatory submissions. His scientific area of expertise encompasses immune response assessment. He is the author of over 25 publications and has published a number of reviews on immune regulations in relation to clinical immunology. Before coming to CEL-SCI, he was Director of R&D and Clinical Development at CBL, Inc., Principal Scientist - Project Director, and Clinical Laboratory Director at SRA Technologies, Inc. Prior to that he was a full time faculty member at The Johns Hopkins University, Medical Institutions; School of Public Health. He has invented technologies which are covered by ten issued patents on Multikine’s composition of matter and method of use in cancer and two platform Peptide technologies, Antigen Directed Apoptosis of T-cells (‘Adapt’) and LEAPS, for the treatment of autoimmune diseases, asthma, allergy, transplantation rejection and infectious diseases. He also is responsible for numerous product and process inventions as well as a number of pending US and PCT patent applications. He received his Ph.D. in Microbiology and Immunology from the University of Ottawa, Ottawa, Ontario, Canada, and had post-doctoral training in clinical and cellular immunology at The Johns Hopkins University, Baltimore, Maryland, USA. He also holds a facility teaching position at the Johns Hopkins University Medical Institutions.

John Cipriano was CEL-SCI’s Senior Vice President of Regulatory Affairs between March 2004 and December 2008 and again since October 2009. Mr. Cipriano brings to CEL-SCI over 30 years of experience with both biotech and pharmaceutical companies. In addition, he held positions at the United States Food and Drug Administration (FDA) as Deputy Director, Division of Biologics Investigational New Drugs, Office of Biologics Research and Review and was the Deputy Director, IND Branch, Division of Biologics Evaluation, Office of Biologics. Mr. Cipriano received his B.S. in Pharmacy from the Massachusetts College of Pharmacy in Boston, Massachusetts and his M.S. in Pharmaceutical Chemistry from Purdue University in West Lafayette, Indiana.

Bruno Baillavoine joined CEL-SCI’s Board of Directors in June 2015. Since February 2017, Mr. Baillavoine has been the Managing Director of Monty-C Limited, based in London, UK, which provides advice to primarily international public company boards. Mr. Baillavoine joined ESG.AI Inc’s Board of Directors, in November 2022. ESG.AI is a Canadian company. Mr. Baillavoine has been a consultant to Homerun Resources Inc. (a Canadian listed Company), since October 2024. From May 2017 to October 2024. Mr. Baillavoine was the Managing Director of Périclès Group UK Limited. The group is a leading specialist international consulting firm, expert in the fields of Banking, Finance, Asset Management and Insurance. The Firm has over 500 institutional clients. He was an advisor to the Board of CSL Inc., now “Combat Sport Entertainment”, a US Mixed Martial Arts company from 2017 to 2022. Mr. Baillavoine retains a financial interest in the Company. From July 2023 to October 2024, Mr. Baillavoine was Executive Chair of Gratomic Inc., a Canadian Graphite mining company listed on the TSXV. Between 2010-2016, Mr. Baillavoine was a partner of Globomass Holdings Limited, a London, England based developer of renewable energy projects. He became Executive Chairmans from 2012 to 2016. Globomass was acquired by CleanBay Inc. in 2016. Between 1978 and 1982 he was the marketing manager of Ravenhead Ltd., a manufacturer of glass tableware, and part of United Distillers Group (later acquired by Grand Metropolitan). During this time Mr. Baillavoine became the UK Business Manager where he restored market share and profit for United Distillers. From 1982 to 1986 Mr. Baillavoine was Group Corporate Planning and Group Marketing Director for Prontaprint where he expanded the number of shops to 500 locations in four years. Mr. Baillavoine was with Grand Metropolitan Plc between 1986-1988 (now Diageo Plc), a FTSE 100 beverage, food, hotel and leisure company, as director in the Special Operations division. In this capacity, he developed plans for Grand Met’s trouble-shooting division for over 20,000 Grand Met retail outlets. From 1988-1991 he was the Managing Director of Nutri Systems (UK) Ltd., a subsidiary of the US based provider of professionally supervised weight loss programs. Between 1991 and 1995, Mr. Baillavoine was Director of BET Group plc, a multinational business support services group, and in 1992, was promoted to the Managing Director for the manufacturing businesses. The £2.3 billion turnaround of BET during his tenure is one of the most successful turnarounds of a top 100 FTSE company. Since 1995, Mr. Baillavoine has held a number of CEO positions across a wide range of industries and geographical locations. Mr. Baillavoine has European and American educations (US high school and University of Wisconsin Eau Claire 1972-1976).

Robert Watson has been a director of CEL-SCI since December 2017. Mr. Watson currently is the Executive Chairperson and CEO of Health Gorilla. Mr. Watson was the President and CEO of Juvare, LLC (formerly Intermedix, Inc.) from July 2017 to July 2023. He is a Director of Juvare, LLC. Immediately prior to joining Intermedix, now Juvare, he was the President and Chief Growth Officer of NantHealth, Inc. (Nasdaq: NH) from January 2015 to May 2017. Prior to NantHealth, he was President and CEO of Streamline Health, Inc. (Nasdaq: STRM) from January 2011 to January 2015. Mr. Watson has over 40 years of experience in the healthcare information technology industry as a CEO, board member and advisor to multiple healthcare information technology companies. He has participated in over 75 acquisitions, raised nearly $750 million in capital, completed three public offerings and successfully sold five companies. Mr. Watson holds a MBA from the Wharton School of Business at the University of Pennsylvania and a BA degree from Syracuse University.

6

CEL-SCI believes its directors are qualified to serve as directors for the following reasons:

Name	Reason
Geert Kersten, Esq.	Long standing relationship with CEL-SCI, relevant industry expertise and leadership experience
Robert Watson	Long standing relationship with CEL-SCI, relevant industry expertise and financial acumen
Bruno Baillavoine	Long standing relationship with CEL-SCI, diverse perspective and strong decision-making abilities

CEL-SCI’s Board of Directors does not have a “leadership structure”, as such, since each director is entitled to introduce resolutions to be considered by the Board and each director is entitled to one vote on any resolution considered by the Board.

CEL-SCI’s Board of Directors has the ultimate responsibility to evaluate and respond to risks facing CEL-SCI. CEL-SCI’s Board of Directors fulfills its obligations in this regard by meeting on a regular basis and communicating, when necessary, with CEL-SCI’s officers.

Bruno Baillavoine and Robert Watson are independent directors as that term is defined in Section 803 of the listing standards of the NYSE American.

CEL-SCI’s Board of Directors met six (6) times during the fiscal year ended September 30, 2025. All of the Directors attended 100% of these meetings, either in person or by telephone conference call. In addition, the Board of Directors had a number of informal telephonic meetings during the course of the year.

CEL-SCI has adopted a Code of Ethics which is applicable to CEL-SCI’S principal executive, financial, and accounting officers and persons performing similar functions. The Code of Ethics is available on CEL-SCI’s website, located at https://cel-sci.com/new-investor-information/.

If a violation of this code of ethics act is discovered or suspected, any person (anonymously, if desired) may send a detailed note, with relevant documents, to CEL-SCI’s Audit Committee, c/o Robert Watson at whistleblower@cel-sci.com.

For purposes of electing directors at its annual meeting, CEL-SCI has a Nominating and Governance Committee that is made up of CEL-SCI’s independent directors. The Nominating and Governance Committee selects the nominees to the Board of Directors which are subject to election by CEL-SCI’s shareholders. Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the nominees to the board of directors. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion. All nominees to the board of directors have consented to stand for election. CEL-SCI’s Nominating and Governance Committee Charter can be reviewed at CEL-SCI’s website: https://cel-sci.com/new-investor-information/.

CEL-SCI does not have any policy regarding the consideration of director candidates recommended by shareholders and under Colorado law, any shareholder can nominate a person for election as a director at the annual shareholders’ meeting. However, CEL-SCI’s Board of Directors will consider candidates recommended by shareholders. To submit a candidate for the Board of Directors the shareholder should send the name, address and telephone number of the candidate, together with any relevant background or biographical information, to CEL-SCI’s Chief Executive Officer, at the address shown on the cover page of this Proxy Statement. The Board has not established any specific qualifications or skills a nominee must meet to serve as a director. Although the Board does not have any process for identifying and evaluating director nominees, the Board does not believe there would be any differences in the manner in which the Board evaluates nominees submitted by shareholders as opposed to nominees submitted by any other person.

7

CEL-SCI does not have a policy with regard to Board members’ attendance at annual meetings. All Board members attended the last annual shareholders’ meeting held on May 19, 2025.

Holders of CEL-SCI’s common stock can send written communications to CEL-SCI’s entire Board of Directors, or to one or more Board members, by addressing the communication to “the Board of Directors” or to one or more directors, specifying the director or directors by name, and sending the communication to CEL-SCI’s offices in Vienna, Virginia. Communications addressed to the Board of Directors as whole will be delivered to each Board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

A security holder communication not sent to the Board of Directors as a whole is not relayed to Board members which did not receive the communication.

Executive Compensation

Components of Compensation - Executive Officers

CEL-SCI’s executive officers are compensated through the following three components:

•	Base Salary
•	Long-Term Incentives (“LTIs”) (stock options and/or grants of stock)
•	Benefits

These components provide a balanced mix of base compensation and compensation that is contingent upon each executive officer’s individual performance. A goal of the compensation program is to provide executive officers with a reasonable level of security through base salary and benefits. CEL-SCI wants to ensure that the compensation programs are appropriately designed to encourage executive officer retention and motivation to create shareholder value. The Compensation Committee believes that CEL-SCI’s stockholders are best served when CEL-SCI can attract and retain talented executives by providing compensation packages that are competitive but fair.

Base Salaries

Base salaries generally have been targeted to be competitive when compared to the salary levels of persons holding similar positions in other pharmaceutical companies and other publicly traded companies of comparable size. Each executive officer’s respective responsibilities, experience, expertise and individual performance are considered.

A further consideration in establishing compensation for the senior employees is their long term history with CEL-SCI. Taken into consideration are factors that have helped CEL-SCI survive in times when it was financially weak, such as: willingness to accept salary cuts, willingness not to be paid at all for extended time periods, and in general an attitude that helped CEL-SCI survive during financially difficult times.

Long-Term Incentives

Stock grants and option grants help to align the interests of CEL-SCI’s officers, directors and employees with those of its shareholders. Options and stock grants are made under CEL-SCI’s Stock Option, Incentive Stock Bonus, Stock Bonus and Stock Compensation Plans. Options are granted with exercise prices equal to the closing price of CEL-SCI’s common stock on the day immediately preceding the date of grant, with pro rata vesting at the end of each of the following three years.

CEL-SCI believes that grants of equity-based compensation:

•	Enhance the link between the creation of shareholder value and long-term executive incentive compensation;
•	Provide focus, motivation and retention incentive; and
•	Provide competitive levels of total compensation.

8

Benefits

In addition to cash and equity compensation programs, executive officers participate in the health and welfare benefit programs available to other employees. In a few limited circumstances, CEL-SCI provides other benefits to certain executive officers, such as car allowances.

All executive officers are eligible to participate in CEL-SCI’s 401(k) plan on the same basis as its other employees. CEL-SCI matches 100% of each employee’s contribution up to 6% of his or her salary.

The following table sets forth in summary form the compensation received by (i) the Chief Executive and Financial Officer of CEL-SCI and (ii) by each other executive officer of CEL-SCI who received in excess of $100,000 during the two fiscal years ended September 30, 2025. All officers have deferred part of their salaries during the year as noted in footnote 1 below to support CEL-SCI. Mr. Kersten used approximately $200,000 of his salary and purchased restricted CEL-SCI stock at $6.85 per share.

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	All Other Compensation (5)	Total
		$	$	$	$	$	$
Geert R. Kersten,	2025	644,091	--	20,925	189,207	65,631	919,854
Chief Executive Officer and Treasurer	2024	644,091	--	20,475	340,357	65,631	1,070,554

Patricia B. Prichep,	2025	289,194	--	17,160	90,819	9,031	406,204
Chief Financial & Operation Officer and Corporate Secretary	2024	289,194	--	17,160	227,359	9,031	542,744

Eyal Talor, Ph.D.,	2025	349,612	--	9,600	113,524	6,031	478,767
Chief Scientific Officer	2024	349,612	--	9,600	247,780	6,031	613,023

John Cipriano	2025	249,562	--	--	56,762	31	306,355
Senior Vice President of Regulatory Affairs	2024	249,562	--	--	--	31	249,593

(1)

The dollar value listed includes salary earned but not received and represents the base salary (cash and non-cash) earned. The officers have agreed to defer part of their salary for the years 2025 and 2024. As of September 30, 2025, CEL-SCI owed deferred salaries to the following employees:

Name	Salary
Geert Kersten	$270,453
Patricia Prichep	135,587
Eyal Talor, Ph.D.	151,526
John Cipriano	105,563

(2)	The dollar value of bonus (cash and non-cash) earned.

(3)

For all persons listed in the table, the shares issued as CEL-SCI's contribution on behalf of the named officer who participates in CEL-SCI's 401(k) retirement plan. The value of all stock awarded during the periods covered by the table is calculated according to ASC 718-10-30-3 which represented the grant date fair value.

(4)	The fair value of all stock options granted during the periods covered by the table are calculated on the grant date in accordance with ASC 718-10-30-3 which represented the grant date fair value.

(5)

All other compensation received that CEL-SCI could not properly report in any other column of the table including the dollar value of any insurance premiums paid by, or on behalf of, CEL-SCI with respect to term life insurance for the benefit of the named executive officer and car allowances paid by CEL-SCI. Includes board of directors fees for Mr. Kersten. As of September 30, 2025 Mr. Kersten has deferred $12,350 of his other compensation.

9

Employee Pension, Profit Sharing or Other Retirement Plans

CEL-SCI has a defined contribution retirement plan, qualifying under Section 401(k) of the Internal Revenue Code and covering substantially all CEL-SCI’s employees. CEL-SCI’s contribution to the plan is made in shares of CEL-SCI's common stock. Each participant's contribution is matched by CEL-SCI with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed 6% of the participant's total compensation. CEL-SCI's contribution of common stock is valued each quarter based upon the closing price of its common stock. The fiscal 2025 expenses for this plan were approximately $5,000. Other than the 401(k) Plan, CEL-SCI does not have a defined benefit, pension plan, profit sharing or other retirement plan.

Compensation of Directors During Year Ended September 30, 2025

Name	Fees		Stock Awards (1)	Option Awards (2)	Total
Geert Kersten	$50,000	(3)	-	$189,207	$239,207
Robert Watson	60,000		-	30,273	90,273
Bruno Baillavoine	55,000		-	30,273	85,273

(1)	The fair value of stock issued for services.

(2)	The fair value of options granted computed in accordance with ASC 718-10-30-3 on the date of grant which represents their grant date fair value.

(3)

Mr. Kersten agreed to defer his Board of Director fees. Therefore, the amount listed includes the fees earned but not received. As of September 30, 2025, CEL-SCI owed Mr. Kersten $50,000 of Board of Director fees in addition to the deferred salary.

Directors’ fees paid to Geert Kersten are included in the Executive Compensation table.

Employment Contracts

Geert Kersten

On August 31, 2019, CEL-SCI entered into a four-year employment agreement with Geert Kersten, CEL-SCI’s Chief Executive Officer. The employment agreement with Mr. Kersten, which is essentially the same as Mr. Kersten’s prior employment agreement, as amended on August 30, 2016, provided that, during the term of the agreement, CEL-SCI would pay Mr. Kersten an annual salary of $559,052, plus any increases in proportion to salary increases granted to other senior executive officers of CEL-SCI, as well any increases approved by the Board of Directors during the term of the employment agreement. On October 26, 2023, CEL-SCI agreed that the term of the employment agreement would be extended to August 31, 2027. All other terms of the employment agreement remain the same.

During the employment term, Mr. Kersten will be entitled to receive any other benefits which are provided to CEL-SCI's executive officers or other full time employees in accordance with CEL-SCI's policies and practices and subject to Mr. Kersten’s satisfaction of any applicable conditions of eligibility.

If after the occurrence of any of the following events: (i) a reduction in Mr. Kersten’s salary (ii) a relocation (or demand for relocation) of Mr. Kersten’s place of employment to a location more than ten (10) miles from his current place of employment, (iii) a significant and material reduction in Mr. Kersten’s authority, job duties or level of responsibility or the imposition of significant and material limitations on Mr. Kersten’s autonomy in his position, or (iv) a Change in Control, then the employment agreement with Mr. Kersten allows Mr. Kersten to resign from his position at CEL-SCI and Mr. Kersten will be entitled to receive a lump-sum payment from CEL-SCI equal to 24 months of salary ($1,288,182) and the unvested portion of any stock options would vest immediately. For purposes of the employment agreement a change in the control of CEL-SCI means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors.

10

The employment agreement will also terminate upon the death of Mr. Kersten or Mr. Kersten’s physical or mental disability. If the employment agreement is terminated for any of these reasons, Mr. Kersten, or his legal representatives, as the case may be, will be paid the salary provided by the employment agreement through the date of termination, any options or bonus shares of CEL-SCI then held by Mr. Kersten will become fully vested and the expiration date of any options which would expire during the four year period following his termination of employment will be extended to the date which is four years after his termination of employment. The employment agreement will also terminate upon the willful misconduct, an act of fraud against CEL-SCI, or a breach of the employment agreement by Mr. Kersten, in which case Mr. Kersten will be paid the salary provided by the employment agreement through the date of termination.

Patricia B. Prichep / Eyal Talor, Ph.D.

On August 31, 2019, CEL-SCI entered into a four-year employment agreement with Patricia B. Prichep, CEL-SCI’s Senior Vice President. On November 13, 2024, Ms. Prichep assumed the duties of Chief Financial and Operations Officer. The employment agreement with Ms. Prichep, which is essentially the same as Ms. Prichep’s prior employment agreement entered into on August 30, 2016, provided that, during the term of the agreement, CEL-SCI would pay Ms. Prichep an annual salary of $245,804 plus any increases approved by the Board of Directors during the period of the employment agreement. On August 31, 2023, CEL-SCI agreed that the term of the employment agreement would be extended to August 31, 2027. All other terms of the employment agreement remain the same.

On August 31, 2019, CEL-SCI entered into a four-year employment agreement with Eyal Talor, Ph.D., CEL-SCI’s Chief Scientific Officer. The employment agreement with Dr. Talor, which is essentially the same as Dr. Talor’s prior employment agreement entered into on August 30, 2016, provided that, during the term of the agreement, CEL-SCI would pay Dr. Talor an annual salary of $303,453 plus any increases approved by the Board of Directors during the period of the employment agreement. On August 31, 2023, CEL-SCI agreed that the term of the employment agreement would be extended to August 31, 2027. All other terms of the employment agreement remain the same.

If after the occurrence of any of the following events: (i) a relocation (or demand for relocation) of employee’s place of employment to a location more than ten (10) miles from the employee’s current place of employment, (ii) a significant and material reduction in the employee’s authority, job duties or level of responsibility, (iii) the imposition of significant and material limitations on the employee’s autonomy in her or his position, or (iv) there is a change in the control of CEL-SCI, the employment agreements with Ms. Prichep and Dr. Talor allow Ms. Prichep and/or Dr. Talor (as the case may be) to resign from her or his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 18 months of salary ($424,790 and $524,419 respectively). In addition, the unvested portion of any stock options held by the employee will vest immediately.

For purposes of the employment agreements, a change in the control of CEL-SCI means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors.

The employment agreements with Ms. Prichep and Dr. Talor will also terminate upon the death of the employee, the employee’s physical or mental disability, willful misconduct, an act of fraud against CEL-SCI, or a breach of the employment agreement by the employee. If the employment agreement is terminated for any of these reasons the employee, or her or his legal representatives, as the case may be, will be paid the salary provided by the employment agreement through the date of termination.

Compensation Committee Interlocks and Insider Participation

CEL-SCI has a compensation committee comprised of Mr. Baillavoine and Mr., both of whom are independent directors.

11

During the year ended September 30, 2025, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

Stock Option, Bonus and Compensation Plans

CEL-SCI has Incentive Stock Option Plans, Non-Qualified Stock Option Plans, Stock Bonus Plans, Stock Compensation Plans and an Incentive Stock Bonus Plan. All Stock Option, Bonus and Compensation Plans have been approved by CEL-SCI’s stockholders. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

Incentive Stock Option Plans. The Incentive Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons who exercise options granted pursuant to the Plans. Only CEL-SCI’s employees may be granted options pursuant to the Incentive Stock Option Plans.

Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the common stock of CEL-SCI may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plans may not be exercisable by its terms after ten years from the date of grant.

The option exercise price is determined by CEL-SCI’s Compensation Committee but cannot be less than the fair market value of the common stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of CEL-SCI's outstanding shares).

Non-Qualified Stock Option Plans. The Non-Qualified Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the Plans. CEL-SCI's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting CEL-SCI’s common stock. The option exercise price is determined by CEL-SCI’s Compensation Committee.

Stock Bonus Plans. Under the Stock Bonus Plans shares of CEL-SCI’s common stock may be issued to CEL-SCI's employees, directors, officers, consultants and advisors, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting CEL-SCI’s common stock.

Stock Compensation Plans. Under the Stock Compensation Plans, shares of CEL-SCI’s common stock may be issued to CEL-SCI’s employees, directors, officers, consultants and advisors in payment of salaries, fees and other compensation owed to these persons. However, bona fide services must be rendered by consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting CEL-SCI’s common stock.

Incentive Stock Bonus Plan. Under the 2014 Incentive Stock Bonus Plan, shares of CEL-SCI’s common stock may be issued to executive officers and other employees who contribute significantly to the success of CEL-SCI. The purpose of the Plan is to provide long term incentive for outstanding service to CEL-SCI and its shareholders, to assist in recruiting and retaining people of outstanding ability and initiative in executive and management positions to allow officers and employees to participate in CEL-SCI's future prosperity and growth, and to align the interests of CEL-SCI's officers and employees with those of its shareholders.

Other Information Regarding the Plans. The Plans are administered by CEL-SCI's Compensation Committee (“the Committee”), each member of which is a director of CEL-SCI. The members of the Committee were selected by CEL-SCI's Board of Directors and serve for a one-year tenure and until their successors are elected. A member of the Committee may be removed at any time by action of the Board of Directors. Any vacancies which may occur on the Committee will be filled by the Board of Directors. The Committee is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Committee is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

12

In the discretion of the Committee, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plans or Stock Compensation Plans and any options granted pursuant to the Incentive Stock Option Plans or the Non-Qualified Stock Option Plans will be forfeited if the "vesting" schedule established by the Committee administering the Plans at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of CEL-SCI or the period of time a non-employee must provide services to CEL-SCI. At the time an employee ceases working for CEL-SCI (or at the time a non-employee ceases to perform services for CEL-SCI), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Committee payment for the shares of common stock underlying options may be paid through the delivery of shares of CEL-SCI's common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of common stock may also be permitted at the discretion of the Committee.

Options are generally non-transferable except upon the death of the option holder. Shares issued pursuant to the Stock Bonus Plans will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Committee when the shares were issued.

The Board of Directors of CEL-SCI may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner it deems appropriate, provided that such amendment, termination or suspension may not adversely affect rights or obligations with respect to shares or options previously granted.

Stock Options

CEL-SCI does not have any policies or practices on the timing of the grant of options in relation to the disclosure of material non-public information by CEL-SCI.

The following table shows information concerning the options granted during the fiscal year ended September 30, 2025 to the persons named below:

Options Granted

Name	Grant Date	Options Granted	Exercise Price	Expiration Date
Geert Kersten	7/28/2025	25,000	$8.20	7/27/2035
Patricia Prichep	7/28/2025	12,000	$8.20	7/27/2035
Eyal Talor	7/28/2025	15,000	$8.20	7/27/2035
John Cipriano	7/28/2025	7,500	$8.20	7/27/2035
Robert Watson	7/28/2025	4,000	$8.20	7/27/2035
Bruno Baillavoine	7/28/2025	4,000	$8.20	7/27/2035

13

The following table shows the outstanding options held by the persons named below on September 30, 2025:

	Shares underlying unexercised
	option which are:		Exercise	Expiration
Name	Vested	Unvested	Price ($)	Date
Geert R. Kersten	6,000	-	$65.40	07/27/27
	17,672	-	$73.50	04/30/28
	27,106	-	$169.50	04/10/29
	4,934	14,800	$327.90	04/19/30
	-	19,734	$618.30	5/13/2031
	-	1,667	$314.40	11/18/2031
	8,334	-	$100.50	6/12/2032
	5,556	2,778	$40.80	8/7/2033
	2,778	5,556	$45.00	4/18/2034
	-	25,000	$8.20	7/27/2035

Patricia B. Prichep	4,000	-	$65.40	07/27/27
	7,421	-	$73.50	04/30/28
	13,522	-	$169.50	04/10/29
	2,400	7,200	$327.90	04/19/30
	-	9,600	$618.30	5/13/2031
	-	1,667	$314.40	11/18/2031
	5,567	-	$100.50	6/12/2032
	3,712	1,855	$40.80	8/7/2033
	1,856	3,711	$45.00	4/18/2034
	-	12,000	$8.20	7/27/2035

Eyal Talor, Ph.D.	4,000	-	$65.40	07/27/27
	6,465	-	$73.50	04/30/28
	3,334	-	$106.50	09/20/28
	12,758	-	$169.50	04/10/29
	2,400	7,200	$327.90	04/19/30
	-	10,600	$618.30	5/13/2031
	-	1,667	$314.40	11/18/2031
	6,067	-	$100.50	6/12/2032
	4,045	2,022	$40.80	8/7/2033
	2,023	4,044	$45.00	4/18/2034
	-	15,000	$8.20	7/27/2035

John Cipriano	3,000	-	$65.40	07/27/27
	4,945	-	$73.50	04/30/28
	6,896	-	$169.50	04/10/29
	1,334	4,000	$327.90	04/19/30
	-	4,334	$618.30	5/13/2031
	-	1,667	$314.40	11/18/2031
	2,167	-	$100.50	6/12/2032
	1,445	722	$40.80	8/7/2033
	-	7,500	$8.20	7/27/2035

The following shows certain information as of September 30, 2025 concerning the stock options and stock bonuses granted by CEL-SCI. Each option represents the right to purchase one share of CEL-SCI's common stock.

Name of Plan	Total Shares Reserved Under Plans
Incentive Stock Option Plans	4,614
Non-Qualified Stock Option Plans	709,576
Stock Bonus Plans	59,460
Stock Compensation Plans	21,134
Incentive Stock Bonus Plan	21,334

Of the shares issued pursuant to CEL-SCI's Stock Bonus Plans, 56,713 shares were issued as part of CEL-SCI's contribution to its 401(k) plan.

14

The following table shows the weighted average exercise price of the outstanding options granted pursuant to CEL-SCI’s Incentive and Non-Qualified Stock Option Plans as of September 30, 2025, CEL-SCI’s most recent fiscal year end. CEL-SCI's Incentive and Non-Qualified Stock Option Plans have been approved by CEL-SCI's shareholders.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under the Plans, Excluding Securities Reflected in Column (a)
Incentive Stock Option Plans	1,334	$65.40	-
Non-Qualified Stock Option Plans	690,555	$155.70	2,122

15

Pay Versus Performance (PVP)

Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid (CAP) to CEO (2)	Average Summary Compensation Table Total for Non-CEO NEOs (3)	Average Compensation Actually Paid to Non-CEO NEOs (2)	Total Shareholder Return (TSR)(4)	Net (Loss) (5)
2025	$919,854	$617,863	$397,109	$(701)	$9.92	$(25,411,055)
2024	$1,070,554	$911,922	$468,453	$233,667	$9.65	$(26,920,465)
2023	$1,027,965	$660,403	$368,390	$30,522	$11.37	$(32,194,303)

(1)	The Company’s CEO for all years presented is Geert Kersten.

(2)	Deductions from, and additions to, total compensation in the Summary Compensation Table (SCT) by year to calculate Compensation Actually Paid include:

		CEO			Average Non-CEO NEOs
		2025	2024	2023	2025		2024	2023
Summary Compensation Total		$919,854	$1,070,554	$1,027,965		$397,109	$468,453	$368,390

Adjustments for Equity Awards
Deduct:	Grant date values in SCT	$(189,207)	$(340,357)	$(305,977)		$(87,035)	$(475,139)	$(126,674)
Add:	Year-end fair value of unvested awards granted in the current year	$213,669	$233,016	$279,696		$294,864	$325,290	$463,176
Add:	Year-over-year difference of year-end fair values for unvested awards granted in prior years	$(114,814)	$(49,863)	$(289,736)		$(255,224)	$(82,573)	$(572,518)
Add:	Fair values at vest date for awards granted and vested in current year	$-	$-	$-		$-	$-	$-
Add:	Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(211,639)	$(1,428)	$(51,545)		$(350,424)	$(2,365)	$(101,853)
Deduct:	Forfeitures during current year equal to prior year-end fair value	$-	-	$-	$	_	$-	$-
Total Adjustments for Equity Awards		$(301,991)	$(158,632)	$(367,562)		$(397,819)	$(234,786)	$(337,869)

CAP		$617,863	$911,922	$660,403		$(710)	$233,667	$30,522

(3)	Non-CEO NEOs (named executive officers) reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives for the years presented:

•	Patricia B. Prichep
•	Eyal Talor, Ph.D.
•	John Cipriano

(4)	Total Shareholder Return assumes the investment of $100 in our common stock on September 30, 2022 and is based on the closing price of our common stock on September 30, 2025, 2024, and 2023.

(5)	The Company’s net loss as reflected in the Company’s audited financial statements.

Relationship Between Compensation Actually Paid and Total Shareholder Return

The following chart illustrates the relationship between CAP to our CEO and Non-CEO NEOs (averaged), and our Company’s TSR over the reporting period.

16

Relationship Between Compensation Actually Paid (“CAP”) and Net Income

The following chart illustrates the relationship between Compensation Actually Paid (“CAP”) to our CEO and Non-CEO NEOs (averaged), and our Net Income over the reporting period.

17

Compensation Committee

During the year ended September 30, 2025, CEL-SCI had a Compensation Committee which was comprised of Bruno Baillavoine and Robert Watson. During the year ended September 30, 2025, the Compensation Committee formally met on one occasion.

The following is the report of the Compensation Committee:

The key components of CEL-SCI’s executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is CEL-SCI’s policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation practices followed by other companies in the biotechnology industry is considered.

CEL-SCI’s long-term incentive program consists of periodic grants of restricted stock and grants of stock options with an exercise price equal to the fair market value of CEL-SCI’s common stock at the close of the previous trading day. To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account the performance of both CEL-SCI and the employee, “competitive market” practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective.

During the year ended September 30, 2025, the compensation paid to CEL-SCI’s other executive officers was based on a variety of factors, including the performance in the executive's area of responsibility, the executive's individual performance, the executive's experience in his or her role, the executive's length of service with CEL-SCI, the achievement of specific goals established for CEL-SCI and its business, and, in certain instances, the achievement of individual goals.

Financial or stockholder value performance comparisons were not used to determine the compensation of CEL-SCI’s other executive officers since CEL-SCI’s financial performance and stockholder value are influenced to a substantial degree by external factors and as a result comparing the compensation payable to the other executive officers to CEL-SCI’s financial or stock price performance can be misleading.

During the year ended September 30, 2025, CEL-SCI granted options for the purchase of 59,500 shares of CEL-SCI’s common stock to CEL-SCI’s executive officers. In granting the options to CEL-SCI’s executive officers, the Board of Directors considered the same factors which were used to determine the cash compensation paid to such officers.

Except as otherwise disclosed in this proxy statement, during the year ended September 30, 2025, CEL-SCI did not issue any shares of its common stock to its officers or directors in return for services provided to CEL-SCI.

The foregoing report has been approved by the members of the Compensation Committee:

Bruno Baillavoine

Robert Watson

CEL-SCI’s Compensation Committee Charter can be reviewed at CEL-SCI’s website: https://cel-sci.com/new-investor-information/#corporategovernance.

18

Audit Committee

During the year ended September 30, 2025, CEL-SCI had an Audit Committee comprised of Bruno Baillavoine, Robert Watson and Mario Gobbo (October 1, 2024 through May 19, 2025). All members of the Audit Committee were independent as defined by Section 803 of the listing standards of the NYSE American. Robert Watson serves as the audit committee’s financial expert. The purpose of the Audit Committee is to review and approve the selection of CEL-SCI’s independent registered public accounting firm and review CEL-SCI’s financial statements with CEL-SCI’s independent registered public accounting firm.

During the fiscal year ended September 30, 2025, the Audit Committee met four times. Robert Watson attended all five meetings, Mr. Baillavoine attended four of the Audit Committee meetings, Mr. Gobbo attended three of the Audit Committee meetings and Peter Young attended two of the Audit Committee meetings.

The following is the report of the Audit Committee:

(1)	The Audit Committee reviewed and discussed CEL-SCI’s audited financial statements for the year ended September 30, 2025 with CEL-SCI’s management.

(2)

The Audit Committee discussed with CEL-SCI’s independent registered public accounting firm the matters required to be discussed by PCAOB (Public Company Accounting Oversight Board) Auditing Standard No. 1301 “Communication with Audit Committees”.

(3)

The Audit Committee has received the written disclosures and the letter from CEL-SCI’s independent registered public accounting firm required by PCAOB independence standards, and discussed with CEL-SCI’s independent registered public accounting firm the independent registered public accounting firm’s independence; and

(4)

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CEL-SCI’s Annual Report on Form 10-K for the year ended September 30, 2025 for filing with the Securities and Exchange Commission.

(5)

During the year ended September 30, 2025, CEL-SCI paid BDO USA, P.C., CEL-SCI’s independent registered public accounting firm, fees for professional services rendered for the audit of CEL-SCI’s annual financial statements, the reviews of the financial statements included in CEL-SCI’s 10-Q reports for the fiscal year, all other 1934 Act filings and reviews of CEL-SCI’s registration statements filed with the Securities and Exchange Commission. The Audit Committee is of the opinion that these fees are consistent with BDO USA, P.C. maintaining its independence from CEL-SCI.

The foregoing report has been approved by the members of the Audit Committee:

Bruno Baillavoine

Robert Watson

CEL-SCI’s Board of Directors has adopted a written charter for the Audit Committee. CEL-SCI’s Audit Committee Charter can be reviewed at CEL-SCI’s website: https://cel-sci.com/new-investor-information/#corporategovernance.

19

PROPOSAL TO APPROVE THE ADOPTION OF THE
2026 NON-QUALIFIED STOCK OPTION PLAN

Shareholders are being requested to approve the adoption of CEL-SCI’s 2026 Non-Qualified Stock Option Plan. CEL-SCI’s employees, directors, officers, consultants, and advisors are eligible to be granted options pursuant to the 2026 Non-Qualified Plan as may be determined by CEL-SCI’s Board of Directors or the Compensation Committee, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction or promoting CEL-SCI’s common stock.

The 2026 Non-Qualified Plan authorizes the issuance of up to 2,600,000 shares of CEL-SCI’s common stock to persons that exercise options granted pursuant to the Plan. As of June 18, 2026, CEL-SCI had not granted options to purchase shares of common stock under the 2026 Non-Qualified Stock Option Plan.

The 2026 Non-Qualified Plan will function and be administered in the same manner as CEL-SCI’s 2025 Non-Qualified Plan, including provisions providing that any options granted pursuant to the 2026 Plan must have a minimum vesting period of one year and the exercise price of any options granted pursuant to the 2026 Plan may not be changed, except in the case of stock splits, reorganizations or recapitalizations. There are no provisions requiring CEL-SCI to pay cash for an option under any circumstances.

Section 5 of the 2026 Non-Qualified Plan (a copy of which is attached) provides that all of CEL-SCI's employees, directors, officers, and consultants and advisors are eligible to participate in the Plan. However, CEL-SCI's Compensation Committee, which administers the Plan, determines which persons will be granted options pursuant to the Plan and Section 5 of the Plan restricts the type of services that can be provided in order for consultants or advisors to be eligible to receive options pursuant to the Plan. As of June 18, 2026, CEL-SCI had sixty (60) employees and two (2) directors who are not employees of CEL-SCI. The number of CEL-SCI's consultants and advisors varies from time to time.

CEL-SCI's Compensation Committee also determines, for each option granted, the shares issuable upon the exercise of the option, the option exercise price, the expiration date of the option, any vesting requirements applicable to the option, and all other terms of the option. CEL-SCI does not receive any cash or property from the Optionee when an option is granted.

No income is recognized by the Optionee at the time the option is granted. The difference between the option price and the market value of the shares on the date the option is exercised is taxable as ordinary income to an Optionee at the time of exercise, and to the extent such difference does not constitute unreasonable compensation, is deductible by CEL-SCI at that time. Gain or loss on any subsequent sale of shares received through the exercise of an option is treated by the Optionee as a capital gain or loss.

The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2026 Non-Qualified Stock Option Plan.

20

PROPOSAL TO APPROVE THE ADOPTION OF THE

2026 STOCK BONUS PLAN

Shareholders are being requested to approve the adoption of CEL-SCI’s 2026 Stock Bonus Plan. The purpose of the 2025 Stock Bonus Plan is to furnish additional compensation and incentives to CEL-SCI’s employees, directors, officers, consultants and advisors and to allow CEL-SCI to continue to make contributions to its 401(k) plan with shares of its common stock instead of cash.

Since 1993 CEL-SCI has maintained a defined contribution retirement plan (also known as a 401(k) Plan) covering substantially all of CEL-SCI’s employees. Since 1998, CEL-SCI’s contributions to the plan have been made in shares of CEL-SCI’s common stock as opposed to cash. CEL-SCI’s contribution of common stock is made quarterly and is valued based upon the price of CEL-SCI’s common stock on the NYSE American. The Board of Directors is of the opinion that contributions to the 401(k) plan with shares of CEL-SCI’s common stock serve to further align the interest of CEL-SCI’s employees with CEL-SCI’s shareholders.

The 2026 Stock Bonus Plan, if adopted, will authorize the issuance of up to 400,000 shares of CEL-SCI’s common stock to persons granted stock bonuses pursuant to the plan. As of June 18, 2026, CEL-SCI has granted 33,397 stock bonuses to the CEL-SCI 401(k) Plan pursuant to the 2025 Stock Bonus Plan.

The 2026 Stock Bonus Plan will function and be administered in the same manner as CEL-SCI’s existing Stock Bonus Plans except that any shares issued pursuant to the Plan will not be entitled to any dividends until any vesting requirements established by CEL-SCI’s Compensation Committee when the shares were issued have been satisfied.

The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2026 Stock Bonus Plans.

21

ADVISORY VOTE ON EXECUTIVE COMPENSATION

CEL-SCI is offering its shareholders an opportunity to cast a non-binding advisory vote to approve the compensation of CEL-SCI’s executive officers, as disclosed in this proxy statement, (commonly referred to as a “say-on-pay” vote). Although the vote is non-binding, CEL-SCI values continuing and constructive feedback from its shareholders on compensation and other important matters. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions.

Accordingly, CEL-SCI asks its shareholders to vote for the following resolution at the annual meeting:

“RESOLVED, that CEL-SCI’s shareholders approve, on a non-binding advisory basis, the compensation of CEL-SCI’s executive officers, as disclosed in CEL-SCI’s proxy statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and narrative disclosure in CEL-SCI’s proxy statement.”

To the extent there is any significant vote against the named executive officers compensation as disclosed in this proxy statement, CEL-SCI’s Board of Directors and its Compensation Committee will consider shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that the shareholders approve on a nonbinding advisory basis the aforementioned resolution approving the compensation of CEL-SCI’s executive officers set forth in this proxy statement.

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE

ON EXECUTIVE COMPENSATION

CEL-SCI is offering its shareholders an opportunity to cast an advisory vote on whether a non-binding advisory vote to approve the compensation of CEL-SCI’s executive officers should occur every one, two or three years. Although the vote is non-binding, CEL-SCI values continuing and constructive feedback from its shareholders on executive compensation and other important matters. The Board of Directors and the Compensation Committee will take into consideration the voting results when determining how often a non-binding advisory vote to approve the compensation of the Company’s named executive officers should occur.

The Board of Directors recommends that the shareholders of CEL-SCI cast a vote of “3 Years” on the frequency of holding an advisory vote on executive compensation.

22

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected BDO USA, P.C., an independent registered public accounting firm, to audit the books and records of CEL-SCI for the fiscal year ending September 30, 2026. A representative of BDO USA, P.C. is expected to be present at the shareholders’ meeting.

BDO USA, P.C. served as CEL-SCI’s auditors for the years ended September 30, 2025 and 2024. The following table shows the aggregate fees billed to CEL-SCI during these years by BDO USA, P.C.:

	Year Ended September 30,
	2025	2024
Audit Fees	$915,000	$656,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Audit fees represent amounts billed for professional services rendered for the audit of CEL-SCI’s annual financial statements and the reviews of the financial statements included in CEL-SCI’s 10-Q reports for the fiscal year and all other regulatory filings. The amount presented for FY2025 audit fees reflects final fees billed, and therefore varies from the estimated amount disclosed in CEL-SCI’s September 30, 2025 10-K report.

Before BDO USA, P.C. was engaged by CEL-SCI to render audit or non-audit services, the engagement was approved by CEL-SCI’s audit committee. CEL-SCI’s Board of Directors is of the opinion that the Audit Fees charged by BDO USA, P.C. are consistent with BDO USA, P.C. maintaining its independence from CEL-SCI.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

CEL-SCI’s Annual Report on Form 10-K for the year ended September 30, 2025 is available at https://cel-sci.com/sec-filings/.

SHAREHOLDER PROPOSALS

Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following CEL-SCI’s fiscal year ending September 30, 2026 must be received by the Secretary of CEL-SCI no later than January 2, 2027.

GENERAL

The cost of preparing, printing and mailing the enclosed proxy, this notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by CEL-SCI including any additional solicitation made by letter or telephone. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject CEL-SCI to additional expense.

CEL-SCI’s Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

Please complete, sign and return the attached proxy promptly

23

CEL-SCI CORPORATION

2026 NON-QUALIFIED STOCK OPTION PLAN

1. Purpose. This Non-Qualified Stock Option Plan (the "Plan") is intended to advance the interests of CEL-SCI Corporation (the “Company”) and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted under the Plan are intended to be Options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1954, as amended (the "Code").

2. Definitions.

a)	"Board" means the Board of Directors of the Company.

b)	"Committee" means the directors duly appointed to administer the Plan.

c)	"Common Stock" means the Company's Common Stock.

d)	"Date of Grant" means the date on which an Option is granted under the Plan.

e)	"Option" means an Option granted under the Plan.

f)	"Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

g)	"Successor" means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

3. Administration of Plan. The Plan shall be administered by the Company's Board of Directors or in the alternative, by a committee of two or more directors appointed by the Board (the "Committee"). If a Committee should be appointed, the Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and purchase price of Common Stock covered by each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective Option agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 2,600,000. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

5. Participants. Options may be granted under the Plan to employees, directors and officers, and consultants or advisors to the Company (or the Company’s subsidiaries), provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction and must not involve, directly or indirectly, the promotion or maintenance of a market for the Company’s securities.

24

6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by an agreement executed by the Company and the recipient and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

a)

Option Price. The Option Price per share with respect to each Option shall be determined by the Committee. The option price of any options granted pursuant to the Plan may not be changed, except in the case of stock splits, reorganizations or recapitalizations.

b)

Period of Option. The period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the date of Grant.

c)

Vesting of Shareholder Rights. Neither an Optionee nor his successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

d)

Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Committee, and ending upon the expiration or termination of the Option; provided, however, (1) the Committee may, by the provisions of any Option Agreement, limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable, and (2) no option may be exercised until one year after the date of grant.

e)

Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

f)

Death of Optionee. In the event of the death of an Optionee, all unvested options will vest and an option theretofore granted to the Optionee shall be exercisable only by the person or persons to whom the Optionee’s rights under the option shall pass by the Optionee’s will or by the laws of descent and distribution.

g)	Payment for Options. The Company is not required to pay cash for an option under any circumstances.

7. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of Common Stock of the Corporation shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares which may be issued upon the exercise of any Options which may be granted pursuant to this Plan, the number of shares issuable upon the exercise of any Option previously granted and the Exercise Price of any Option previously granted, shall be proportionately adjusted by the Committee, whose determination shall be conclusive. If the Company is reorganized or consolidated or merged with another corporation, an Optionee granted an Option hereunder shall be entitled to receive Options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new Option or assumption of the old Option shall not give the Optionee additional benefits which he or she did not have under the old Option, or deprive him or her of benefits which he or she had under the old Option.

8. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares purchased thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

25

Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each optionee shall, by accepting an option, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify the Company's transfer agent. Such shares may be disposed of by an optionee in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If shares of stock covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of optionees who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

9. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

10. Amendment, Suspension, and Termination of Plan. The Board of Directors may alter, suspend, or discontinue the Plan at any time.

Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the adoption of the Plan. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

11. Limitations. Every right of action by any person receiving options pursuant to this Plan against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

12. Governing Law. The Plan shall be governed by the laws of the State of Colorado.

13. Expenses of Administration. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

26

CEL-SCI CORPORATION

2026 STOCK BONUS PLAN

l. Purpose. The purpose of this Stock Bonus Plan is to advance the interests of CEL-SCI Corporation (the “Company”) and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock, to keep personnel of experience and ability in the employ of the Company and to compensate them for their contributions to the growth and profits of the Company and thereby induce them to continue to make such contributions in the future.

2. Definitions.

A.	“Board” shall mean the board of directors of the Company.
B.	“Committee” means the directors duly appointed to administer the Plan.
C.	“Plan” shall mean this Stock Bonus Plan.
D.	“Bonus Share” shall mean the shares of common stock of the Company reserved pursuant to Section 4 hereof and any such shares issued to a Recipient pursuant to this Plan.
E.	“Recipient” shall mean any individual rendering services for the Company to whom shares are granted pursuant to this Plan.

3. Administration of Plan. The Plan shall be administered by a committee of two or more directors appointed by the Board (the “Committee”). The Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom, and the time or times at which, Bonus Shares shall be granted and the number of Bonus Shares; to construe and interpret the Plan; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

4. Bonus Share Reserve. There shall be established a Bonus Share Reserve to which shall be credited 400,000 shares of the Company’s common stock. In the event that the shares of common stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the Bonus Share Reserve shall be appropriately adjusted to reflect such action. Upon the grant of shares hereunder, this reserve shall be reduced by the number of shares so granted. Distributions of Bonus Shares may, as the Committee shall in its sole discretion determine, be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares issued as Bonus Shares in accordance with the Plan shall be fully paid and non-assessable and free from preemptive rights.

5. Eligibility, and Granting and Vesting of Bonus Shares. Bonus Shares may be granted under the Plan to the Company’s (or the Company’s subsidiaries) employees, directors and officers, and consultants or advisors to the Company (or its subsidiaries), provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction, or promoting the Company’s common stock.

The Committee, in its sole discretion, is empowered to grant to an eligible Participant a number of Bonus Shares as it shall determine from time to time. Each grant of these Bonus Shares shall become vested according to a schedule to be established by the Committee at the time of the grant. For purposes of this plan, vesting shall mean the period during which the recipient must remain an employee or provide services for the Company. At such time as the employment of the Recipient ceases, or at such time the Recipient ceases to provide services to the Company, any shares not fully vested shall be forfeited by the Recipient and shall be returned to the Bonus Share Reserve. The Committee, in its sole discretion, may also impose restrictions on the future transferability of the bonus shares, which restrictions shall be set forth on the notification to the Recipient of the grant.

27

Any shares issued pursuant to the Plan will not be entitled to any dividends until any vesting requirements established by the Committee when the shares were issued have been satisfied.

The aggregate number of Bonus Shares which may be granted pursuant to this Plan shall not exceed the amount available therefore in the Bonus Share Reserve.

6. Form of Grants. Each grant shall specify the number of Bonus Shares subject thereto, subject to the provisions of Section 5 hereof.

At the time of making any grant, the Committee shall advise the Recipient by delivery of written notice, in the form of Exhibit A hereto annexed.

7. Recipients’ Representations.

A. The Committee may require that, in acquiring any Bonus Shares, the Recipient agree with, and represent to, the Company that the Recipient is acquiring such Bonus Shares for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of shares except such distribution by a legal representative as shall be required by will or the laws of any jurisdiction in winding-up the estate of any Recipient. Such shares shall be transferable thereafter only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel (who shall be satisfactory to the Committee), such transfer shall at such time be in compliance with applicable securities laws.

B. To effectuate Paragraph A above, the Recipient shall deliver to the Committee, in duplicate, an agreement in writing, signed by the Recipient, in form and substance as set forth in Exhibit B hereto annexed, and the Committee shall forthwith acknowledge its receipt thereof.

8. Restrictions Upon Issuance.

A. Bonus Shares shall forthwith after the making of any representations required by Section 6 hereof, or if no representations are required then within thirty (30) days of the date of grant, be duly issued and transferred and a certificate or certificates for such shares shall be issued in the Recipient’s name. The Recipient shall thereupon be a shareholder with respect to all the shares represented by such certificate or certificates, shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions (subject to the provisions of Sections 5 and 7(B) hereof) paid with respect to such shares. Certificates of stock representing Bonus Shares shall be imprinted with a legend to the effect that the shares represented thereby are subject to the provisions of this Agreement, and to the vesting and transfer limitations established by the Committee, and each transfer agent for the common stock shall be instructed to like effect with respect of such shares.

B. In the event of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the number of Bonus Shares available for issuance pursuant to this Plan will be proportionately adjusted by the Committee, whose determination in this regard will be final. In the event that, as the result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Recipient shall, as owner of the Bonus Shares subject to restrictions hereunder, be entitled to new or additional or different shares of stock or securities. The certificate or certificates for, or other evidences of, such new or additional or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, shall also be imprinted with a legend as provided in Section 7(A), and all provisions of the Plan relating to restrictions herein set forth shall thereupon be applicable to such new or additional or different shares or securities to the extent applicable to the shares with respect to which they were distributed.

28

C. The grant of any Bonus Shares shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Bonus Shares upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of any Bonus Shares, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

D. Unless the Bonus Shares covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each Recipient shall, by accepting a Bonus Share, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all Bonus Shares were acquired for investment and not for resale or distribution. The person entitled to receive Bonus Shares shall, upon request of the Committee, furnish evidence satisfactory to the Committee (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Committee may, if it deems appropriate, affix a legend to certificates representing Bonus Shares indicating that such Bonus Shares have not been registered with the Securities and Exchange Commission and may so notify the Company’s transfer agent. Such shares may be disposed of by a Recipient in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If Bonus Shares covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of Recipients who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

9. Limitations. Neither the action of the Company in establishing the Plan, nor any action taken by it nor by the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company.

Every right of action by any person receiving shares of common stock pursuant to this Plan against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

10. Amendment, Suspension or Termination of the Plan. The Board of Directors may alter, suspend, or discontinue the Plan at any time.

Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the adoption of the Plan. No Bonus Share may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without a recipient’s consent, alter or impair any of the rights or obligations under any Bonus Share theretofore granted to such recipient under the Plan.

11. Governing Law. The Plan shall be governed by the laws of the State of Colorado.

12. Expenses of Administration. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

29

- EXHIBIT A –

CEL-SCI CORPORATION

STOCK BONUS PLAN

TO: Recipient:

PLEASE BE ADVISED that CEL-SCI Corporation has on the date hereof granted to the Recipient the number of Bonus Shares as set forth under and pursuant to the Stock Bonus Plan. Before these shares are to be issued, the Recipient must deliver to the Committee that administers the Stock Bonus Plan an agreement in duplicate, in the form as Exhibit B hereto. The Bonus Shares are issued subject to the following vesting and transfer limitations.

Vesting:

Number of Shares	Date of Vesting

Transfer Limitations:

CEL-SCI CORPORATION

By:

_______________________
Date

30

- EXHIBIT B –

CEL-SCI Corporation

8229 Boone Blvd. #802

Vienna, VA 22182

I represent and agree that said Bonus Shares are being acquired by me for investment and that I have no present intention to transfer, sell or otherwise dispose of such shares, except as permitted pursuant to the Plan and in compliance with applicable securities laws, and agree further that said shares are being acquired by me in accordance with and subject to the terms, provisions and conditions of said Plan, to all of which I hereby expressly assent. These agreements shall bind and inure to the benefit of my heirs, legal representatives, successors and assigns.

My address of record is: _________________ and my social security number: ___________

Receipt of the above is hereby acknowledged.

Very truly yours,

CEL-SCI CORPORATION

By:

________________________
Date

31

CEL-SCI CORPORATION PROXY

This Proxy is solicited by CEL-SCI’s Board of Directors

The undersigned stockholder of CEL-SCI acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held at the offices of CEL-SCI at 8229 Boone Blvd., Vienna, Virginia 22182 on August 14, 2026 at 10:00 a.m. Eastern Daylight Time, and hereby appoints Geert R. Kersten with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned's shares as follows:

The Board of Directors recommends a vote FOR all the nominees listed below:

(1)	To elect the persons who shall constitute CEL-SCI's Board of Directors for the ensuing year.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

Nominees:	Geert R. Kersten	Bruno Baillavoine	Robert Watson

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 6 and 3 years for proposal 5:

(2)	To approve the adoption of CEL-SCI’s 2026 Non-Qualified Stock Option Plan.	☐	FOR	☐	AGAINST	☐	ABSTAIN

(3)	To approve the adoption of CEL-SCI’s 2026 Stock Bonus Plan.	☐	FOR	☐	AGAINST	☐	ABSTAIN

(4)	To approve, on a non-binding advisory basis, the compensation of CEL-SCI’s executive officers.	☐	FOR	☐	AGAINST	☐	ABSTAIN

(5)	To approve, on a non-binding advisory basis, the frequency of the advisory vote regarding the compensation of CEL-SCI’s executive officers.	☐	1 YEAR	☐	2 YEAR	☐	3 YEAR

(6)	To ratify the appointment of BDO USA, P.C. as CEL-SCI’s independent registered public accounting firm for the fiscal year ending September 30, 2026.	☐	FOR	☐	AGAINST	☐	ABSTAIN

To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES TO THE BOARD OF DIRECTORS AND PROPOSALS 2, 3, 4 and 6 AND 3 YEARS FOR PROPOSAL 5.

Directions to the Annual Meeting can be found at https://cel-sci.com/new-investor-information/.

Dated this_____day of_________2026

(Signature)

(Signature)

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

Send the proxy by regular mail, email, or fax to:

CEL-SCI Corporation

Attn: Gavin de Windt

8229 Boone Blvd., #802

Vienna, VA 22182

Phone: 703-506-9460

Fax: 703-506-9471

Email: gdewindt@cel-sci.com

IMPORTANT ANNUAL STOCKHOLDERS’

MEETING INFORMATION — YOUR VOTE COUNTS!

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

CEL-SCI Corporation Stockholder Meeting to be Held on August 14, 2026.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online, by regular mail, or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement, proxy card, and annual report are available at:

www.envisionreports.com/CVM

Easy Online Access — View you proxy materials and vote

Step 1:	Go to www.envisionreports.com/CVM.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before August 2, 2026 to facilitate timely delivery.

Stockholder Meeting Notice

The 2026 Annual Meeting of Stockholders of CEL-SCI Corporation will be held at the offices of CEL-SCI at 8229 Boone Blvd., Vienna, Virginia 22182 on August 14, 2026 at 10:00 a.m., Eastern Daylight Time,

Proposals to be voted on at the meeting are listed below, along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following:

(1)	To elect the persons who shall constitute CEL-SCI's Board of Directors for the ensuing year.

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 6 and 3 YEARS for proposal 5:

(2)	To approve the adoption of CEL-SCI’s 2026 Non-Qualified Stock Option Plan.

(3)	To approve the adoption of CEL-SCI’s 2026 Stock Bonus Plan.

(4)	To approve, on a non-binding advisory basis, the compensation of CEL-SCI’s executive officers.

(5)	To approve, on a non-binding advisory basis, the frequency of the advisory vote regarding the compensation of CEL-SCI’s executive officers.

(6)	To ratify the appointment of BDO USA, P.C. as CEL-SCI’s independent registered public accounting firm for the fiscal year ending September 30, 2026.

To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or print a paper copy of the proxy card and send it to CEL-SCI via the internet (see below) or regular mail. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Annual Meeting can be found at www.cel-sci.com/new-investor-information/.

Here’s how to order a copy of the proxy materials and select delivery preference:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

⇒	Internet - Go to www.envisionreports.com/CVM. Click Cast Your Vote or Request Materials.

⇒	Phone - Call us free of charge at 1-866-641-4276.

⇒

Email - Send an email to investorvote@computershare.com with “Proxy Materials CEL-SCI Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by August 4, 2026.